UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 29, 2010 (November 23, 2010)

Walter Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer Identification No.)
incorporation
or organization)

4211 W. Boy Scout Boulevard

Tampa, Florida 33607

(813) 871-4811

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On November 23, 2010, Walter Energy, Inc. (the “Company”) entered into Amendment No. 7 (the “Seventh Amendment” or “Amendment No. 7”) to its credit agreement dated October 3, 2005 by and among the Company, Bank of America, N.A., as Administrative Agent and Lender, SunTrust Bank, as co-syndication agent and Lender, Calyon New York Branch, as co-syndication agent and documentation agent, Regions Bank, as co-syndication agent and Lender, Banc of America Securities LLC, and SunTrust Robinson Humphrey, Inc., as joint lead arrangers and Banc of America Securities LLC, SunTrust Robinson Humphrey, Inc., Calyon New York Branch and Regions Capital Markets, as joint bookrunners and the other lenders signatory thereto (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the respective meanings given thereto in the Credit Agreement. The Credit Agreement governs the Company’s $300.0 million Revolving Credit Facility due July 2, 2012 and its $138.2 million Term Loan Facility due October 3, 2012.

Amendment No.7 amends Section 8.02(n) of the Credit Agreement to remove any condition associated with the Company acquiring 25,274,745 shares of common stock of Western Coal Corp. from affiliates of Audley Capital, to include Audley Capital Management Limited, Audley European Opportunities Master Fund Limited, Audley Investment I and Audley Investment II, for CAD $11.50 per share, which was previously disclosed in the Current Report on Form 8-K filed on November 18, 2010.

The description of the Seventh Amendment of the Credit Agreement is qualified in its entirety by reference to the Seventh Amendment, a copy of which is attached to this Current Report as Exhibit 10.12 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d)	Exhibits

10.12

Amendment No. 7 to Credit Agreement dated as of November 23, 2010, to the Credit Agreement dated October 3, 2005 by and among the Company, Bank of America, N.A., as Administrative Agent for the Lenders and each other Lender signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: November 29, 2010	By:	/s/ Catherine C. Bona
Catherine C. Bona, Vice President
interim General Counsel and Secretary